UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/16/2006

Magellan Midstream Partners, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16335

DE	73-1599053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Williams Center, Tulsa, OK 74172
(Address of principal executive offices, including zip code)

(918) 574-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On February 16, 2006, the compensation committee of the board of directors of Magellan GP, LLC (the "General Partner"), acting in its capacity as the general partner of Magellan Midstream Partners, L.P. (the "Partnership"), approved the 2006 Annual Incentive Program that applies to all employees providing services to the Partnership, including the executive officers of the General Partner, a summary of which is being filed herewith as Exhibit 10.1. The compensation committee also granted certain phantom unit awards (the "2006 Awards") to certain employees providing services to the Partnership, including the executive officers of the General Partner, pursuant to the Magellan Midstream Partners Long-Term Incentive Plan, as amended. The form of Phantom Unit Award Agreement related to the 2006 Awards is being filed herewith as Exhibit 10.2.

Item 9.01.    Financial Statements and Exhibits

The following exhibits are being filed herewith and are incorporated by reference herein:

Exhibit 10.1 - Summary of the 2006 Annual Incentive Program.

Exhibit 10.2 - Form of 2006 Phantom Unit Award Agreement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

Date: February 17, 2006	By:	/s/ Suzanne H. Costin
Suzanne H. Costin
Secretary of the General Partner

Exhibit Index

Exhibit No.	Description
EX-10.1	Summary of 2006 Annual Incentive Program
EX-10.2	Form of 2006 Phantom Unit Award Agreement